EXHIBIT 10.22.5.10.7

SEVENTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 20, 2021

among

PRIMEENERGY RESOURCES CORPORATION,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

CITIBANK, N.A.,

as Administrative Agent,

and

CITIBANK, N.A.,

as Sole Lead Arranger and Sole Book Runner

SEVENTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 20, 2021, among PRIMEENERGY RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto, CITIBANK, N.A., as Successor Administrative Agent (hereinafter defined) and as Issuing Bank, the financial institutions executing this Amendment as Lenders, and the financial institution executing this Amendment as an Exiting Lender.

R E C I T A L S

A. The Borrower, the Lenders party thereto and PNC Bank, National Association, successor to BBVA USA, as the administrative agent prior to the date hereof (in such capacity, the “Prior Administrative Agent”) are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017, and as amended by (i) that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 22, 2017, (ii) that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 17, 2018, (iii) that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of January 8, 2019, (iv) that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of May 8, 2020, (v) that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of September 4, 2020, and (vi) that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of February 11, 2021 (collectively, the “Original Credit Agreement”).

B. Pursuant to that certain Resignation and Appointment Agreement dated as of even date herewith (the “Resignation and Appointment Agreement”), effective as of the Effective Date (hereinafter defined), the Prior Administrative Agent has agreed to resign as administrative agent under the Credit Agreement and the other Loan Documents, and Citibank, N.A., has agreed to accept appointment as successor administrative agent thereunder (in such capacity, the “Successor Administrative Agent” or “Administrative Agent”, as applicable).

C. The parties desire to amend the Original Credit Agreement as hereafter provided.

NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Credit Agreement (as hereinafter defined) shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, from and after the Effective Date, (a) all references in the Original Credit Agreement and, where appropriate in the context, in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Original Credit Agreement, as amended by this Amendment and as the same may hereafter be amended or otherwise modified from time to time, and (b) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers and as the same may hereafter be amended or otherwise modified from time to time. In addition, the following terms have the meanings set forth below:

“Credit Agreement” means the Original Credit Agreement, as amended by this Amendment.

“Effective Date” means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing in accordance with Section 12.02(b) of the Original Credit Agreement).

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“Exiting Lender” shall mean PNC Bank, National Association, successor to BBVA USA.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing in accordance with Section 12.02(b) of the Original Credit Agreement, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

(a) Amendment. The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, each other Loan Party, and each Lender.

(b) Officer’s Certificates. The Administrative Agent shall have received a bring-down certificate of a Responsible Officer of each Loan Party setting forth that the officer’s certificate previously delivered contains Organizational Documents, resolutions, incumbency and authorization that have not changed and remain in full force and effect.

(c) Certificates of Good Standing. The Administrative Agent shall have received certificates of the appropriate State agencies, as requested by the Administrative Agent, with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized.

(d) UCC Lien Searches. The Administrative Agent shall have received UCC lien searches satisfactory to it evidencing that, upon filing of any UCC assignments described in Section 6 below, no Liens exist other than Liens permitted by Section 9.03 of the Credit Agreement.

(e) Fees. The Borrower shall have paid to the Administrative Agent the fees set forth in the Fee Letter between them dated as of the date hereof.

(f) Expenses. Administrative Agent shall have received from the Borrower payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be amended as follows:

(a) the Credit Agreement is hereby amended in its entirety to read as set forth in Exhibit A attached hereto. The Schedules and Exhibits to the Credit Agreement remain unmodified except to the extent amended, modified, added or replaced pursuant to clause (b) below; and

(b) Annex I to the Original Credit Agreement shall be replaced in its entirety by Annex I attached as Exhibit B hereto.

4. Global Amendment to Other Loan Documents. On the Effective Date, with respect to each Loan Document other than the Credit Agreement, each reference to “BBVA USA” or “Compass Bank” in its capacity as Administrative Agent, Arranger, collateral agent, trustee, beneficiary, mortgagee or any comparable representative capacity in each such Loan Document is hereby deleted and the reference to “Citibank, N.A.” is hereby inserted in lieu thereof.

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5. Borrowing Base. As of the Effective Date, the Borrowing Base is hereby increased from $40,000,000 to $50,000,000, which redetermination constitutes the December 1, 2021 Scheduled Redetermination of the Borrowing Base pursuant to Section 2.07 of the Credit Agreement. The Borrowing Base, as adjusted hereby, shall remain in effect until next redetermined in accordance with the provisions of the Credit Agreement.

6. Security Instruments and Recorded Documents. As contemplated by the Resignation and Appointment Agreement, the parties hereto intend that in connection herewith, the parties will specifically amend each Security Document, UCC financing statement or other document filed of record to reflect of record the Successor Administrative Agent and any other changes to conform hereto, and in furtherance thereof, the Administrative Agent will file such amendments as it deems necessary to accomplish the purposes hereof.

7. Post-Closing Obligations. Notwithstanding anything to the contrary in any Loan Documents, on or before the date that is 30 days after the Effective Date (or such later date to which the Administrative Agent may agree in writing):

(a) Mortgage Amendments. The Administrative Agent shall have received duly executed amendments and/or restatements to the Security Instruments, in form and substance acceptable to it, to evidence of record the change in Administrative Agent evidenced by the Resignation and Appointment Agreement and this Amendment.

(b) Mortgage and Title Coverage Requirements. The Administrative Agent shall have received (i) duly executed Security Instruments (or amendments, restatements or supplements to Security Instruments) covering enough of the Borrowing Base Properties such that Mortgaged Properties represent at least 90% of the Borrowing Base Value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report, and (ii) title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties evaluated in the most recently delivered Reserve Report, such that the Administrative Agent shall have had the opportunity to review (including title information previously delivered to the Administrative Agent), satisfactory title information on Hydrocarbon Interests constituting at least 85% of the total value of the Borrowing Base Oil and Gas Properties evaluated by such Reserve Report.

(c) Accounts and Control Agreements. The Administrative Agent shall have received, in form and substance satisfactory to it, (i) evidence that each deposit or security account (other than Excluded Accounts) of any Loan Party is held and maintained with a Lender, and (ii) Control Agreements in favor of Administrative Agent covering each deposit or security account (other than Excluded Accounts) in accordance with Section 8.19 of the Credit Agreement.

8. Certain Representations. Each Loan Party represents and warrants that, as of the Effective Date: (a) such Person has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of such Person enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by such Person thereof; (c) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment, and (d) the information included in each Beneficial Ownership Certification is true and correct in all respects and no change has occurred in respect of the information provided in any Beneficial Ownership Certification last

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delivered to the Administrative Agent or any Lender that would result in a change to the list of beneficial owners identified in such certification. In addition, each Loan Party represents that after giving effect to the Modification Papers, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality or Material Adverse Effect shall be true and correct without regard to such additional materiality qualification) on and as of the Effective Date as if made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such additional materiality qualification, as applicable) as of such earlier date.

9. Concerning the Exiting Lender and Reallocation.

(a) The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Applicable Percentages as set forth on Annex I to this Amendment, and the Administrative Agent, the Lenders and the Borrower hereby consent to such reallocation. The Administrative Agent, the Lenders and the Borrower hereby waive (a) any requirement that an Assignment and Assumption or any other documentation be executed in connection with such reallocation, and (b) the payment of any processing and recordation fee required to be paid to the Administrative Agent in connection with such reallocation. In connection herewith, Exiting Lender irrevocably sells and assigns to each Lender, and each Lender, severally and not jointly, hereby irrevocably purchases and assumes from the Exiting Lender, subject to and in accordance with the Standard Terms and Conditions For Assignment and Acceptance set forth in Annex 1 attached to Exhibit F to the Credit Agreement, as of the Effective Date, so much of such Exiting Lender’s Commitment, Maximum Credit Amount, outstanding Loans and participations in Letters of Credit, and rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any guaranties and, to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Exiting Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), such that each Lender’s Maximum Credit Amount, Applicable Percentage of the outstanding Loans and participations in Letters of Credit, and rights and obligations as a Lender shall be equal to its Applicable Percentage and Maximum Credit Amount set forth on Annex I to this Amendment. The reallocation of the Maximum Credit Amounts and Applicable Percentages among the Lenders shall be deemed to have been consummated pursuant to the terms of an Assignment and Assumption attached as Exhibit F to the Original Credit Agreement as if the Lenders had executed an Assignment and Assumption with respect to such reallocation, and Exiting Lender agrees that the provisions of the form of Assignment and Assumption attached as Exhibit F to the Original Credit Agreement shall apply to it as the “Assignor” thereunder. On the Effective Date, the Maximum Credit Amount and Applicable Percentage of each Lender shall be as set forth on Annex I attached to this Amendment, Exiting Lender is released of its Commitment under the Original Credit Agreement and Exiting Lender shall have no Maximum Credit Amount or Applicable Percentage.

(b) Upon the Effective Date, all Loans and participations in Letters of Credit of the Lenders and the Exiting Lender outstanding immediately prior to the Effective Date shall be, and hereby are, restructured, rearranged and continued as provided in this Amendment and shall continue as Loans and participations in Letters of Credit of the Lenders under the Credit Agreement pursuant to this Amendment, and Exiting Lender shall have been repaid the Applicable Percentage of its outstanding Loans immediately prior to the Effective Date, and it shall not have any participations in any Letter of Credit.

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10. No Further Amendments. Except as previously amended or waived in writing or as amended or waived hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties thereto.

11. Acknowledgments and Agreements. Each Loan Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms, and such Person waives any defense, offset, counterclaim or recoupment with respect thereto. Each of the Borrower, each other Loan Party, the Administrative Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect. Each Loan Party acknowledges and agrees that its liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment.

12. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the other Loan Documents, or (b) to prejudice any other right or rights that the Administrative Agent, the Issuing Bank or the Lenders now have or may have in the future under or in connection with the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

13. Confirmation of Security. Each Loan Party hereby confirms and agrees that all of the Security Instruments that presently secure the Secured Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement.

14. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Loan Party continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by any Loan Party under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

15. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be deemed effective as delivery of a manually executed counterpart of this Amendment.

16. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law, Jurisdiction, Consent to Service of Process” is incorporated herein by reference for all purposes.

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17. Release. To induce the Administrative Agent, the Issuing Bank and the Lenders to agree to the terms hereof, each Loan Party represents and warrants that as of the Effective Date, there are no claims or offsets or defenses or counterclaims to such Loan Party’s obligations under the Loan Documents, and in accordance therewith each Loan Party:

(a) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b) releases and discharges each of the Administrative Agent, the Issuing Bank, the Lenders and their respective Related Parties (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which such Loan Party ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby.

18. Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement among the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BORROWER:

PRIMEENERGY RESOURCES CORPORATION

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

GUARANTORS:

PRIME OPERATING COMPANY

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

EASTERN OIL WELL SERVICE COMPANY

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

EOWS MIDLAND COMPANY

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIMEENERGY MANAGEMENT CORPORATION

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

SEVENTH AMENDMENT – Signature Page

PRIME OFFSHORE L.L.C.

By:	/s/ Beverly A. Cummings
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

SEVENTH AMENDMENT – Signature Page

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Ryan Watson
Name:	Ryan Watson
Title:	Senior Vice President

LENDERS:

CITIBANK, N.A., as a Lender

By:	/s/ Ryan Watson
Name:	Ryan Watson
Title:	Senior Vice President

SEVENTH AMENDMENT – Signature Page

FIFTH THIRD BANK, as a Lender

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

SEVENTH AMENDMENT – Signature Page

PRIOR ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA, as an Exiting Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

EXITING LENDER:

PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA, as an Exiting Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

SEVENTH AMENDMENT – Signature Page

EXHIBIT A

AMENDED CREDIT AGREEMENT

[See Attached].

SEVENTH AMENDMENT – Exhibit A – Cover Page

EXHIBIT B

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Citibank, N.A.	50.000000000%	$150,000,000.00
Fifth Third Bank	50.000000000%	$150,000,000.00
TOTAL:	100.000000000%	$300,000,000.00

SEVENTH AMENDMENT – Exhibit B – Page Solo